CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of The Boston Beer Company, Inc. on Form S-8 of our report dated February 11, 2002, on our audits of the consolidated financial statements of The Boston Beer Company, Inc. as of December 29, 2001 and December 30, 2000, and for each of the three years in the periods ending December 29, 2001, December 30, 2000 and December 25, 1999, which report is included in the Form 10-K of The Boston
Beer Company, Inc., for the year ended December 29, 2001.


                                        /s/ Arthur Anderson LLP


Boston, Massachusetts
March 25, 2002